Press Release

Excelerate Energy Delivers Strong Second Quarter 2023 Results

The Woodlands, TX, August 9, 2023 – Excelerate Energy, Inc. (NYSE: EE) (the “Company” or “Excelerate”) today reported its financial results for the second quarter ended June 30, 2023.

RECENT Highlights

•
Reported Net Income of $29.6 million for the second quarter
•
Reported Adjusted EBITDA of $88.6 million for the second quarter
•
Secured contracts to sell four spot LNG cargos into Bangladesh in 2023, two delivered in the second quarter
•
Commenced seasonal regasification services at the Bahia Blanca GasPort in Argentina in May 2023
•
Declared a quarterly dividend of $0.025 per share, payable on September 7, 2023

CEO Comment

“The strong financial results we delivered in the second quarter of 2023 are a testament to the steady performance of our core regasification business and the demand for FSRUs around the world. With global markets continuing to emphasize the need for energy security, the value of our services has never been greater,” said President and Chief Executive Officer, Steven Kobos. “I am proud of the great work the Excelerate team is doing every day to provide essential regasification services and develop integrated LNG solutions for customers across our global footprint.

“We remain committed to building a company that is known for generating predictable earnings and cash flows while providing opportunistic upside from LNG and gas sales. We are confident this balanced approach is the right strategy to drive growth and maximize value for our shareholders.”

Second Quarter 2023 Financial REsults

	For the three months ended
	June 30,	March 31,	June 30,
(in millions, except per share amounts)	2023	2023	2022
Revenues	$432.4	$211.1	$622.9
Operating Income	$53.7	$49.6	$39.3
Net Income (Loss)	$29.6	$30.7	$(4.0)
Adjusted Net Income (1)	$29.6	$32.7	$20.4
Adjusted EBITDA (1)	$88.6	$79.9	$66.5
Earnings (Loss) Per Share (diluted)	$0.23	$0.26	$(0.08)

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income and Adjusted EBITDA for the second quarter of 2023 increased over the prior year second quarter primarily due to higher rates on charters in Finland and Argentina, a contract extension at a higher rate in the UAE, and lower operating lease expense resulting from the acquisition of the FSRU Sequoia. The increase in Net Income was also driven by the early extinguishment of the FSRU Excellence finance lease liability as part of the vessel acquisition in 2022.

Adjusted EBITDA increased sequentially primarily due to a full quarter of operations for the FSRU Excelsior following the completion of its scheduled drydock in the first quarter, lower operating lease expense for the Sequoia, and two spot LNG cargo sales into Bangladesh.

Key Commercial Updates

Bangladesh

In the second quarter of 2023, Excelerate delivered two spot LNG cargos into Bangladesh. Year-to-date, Excelerate has secured four Bangladesh spot LNG cargo tenders, equating to approximately 250,000 tons of LNG. The third and fourth cargos are expected to be delivered in the third quarter of 2023.

Argentina

In May 2023, the FSRU Excelsior commenced seasonal regasification services at the Bahia Blanca GasPort terminal in Argentina. The Excelsior is expected to provide regasification services for the duration of the Argentine winter season. The FSRU Excelsior will return to the Germany charter in the third quarter of 2023.

Liquidity and capital resources

As of June 30, 2023, Excelerate had $462 million in cash and cash equivalents, $80.9 million of letters of credit issued and no outstanding borrowings under its $350 million revolving credit facility.

On August 3, 2023, Excelerate’s Board of Directors approved a quarterly dividend equal to $0.025 per share of Class A common stock, which will be paid on September 7, 2023, to shareholders of record as of the close of business on August 23, 2023.

2023 Financial Outlook

Excelerate is narrowing its full year 2023 guidance range. The Company now expects Adjusted EBITDA to range between $325 million and $335 million for the full year 2023. Maintenance capex for 2023 is expected to range between $20 million and $30 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, August 10, 2023. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2023 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

We use Adjusted Gross Margin, a non-GAAP financial measure, which we define as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of our assets. Our computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance. In the first quarter of 2023, we revised the definition of Adjusted EBITDA to adjust for the impact of non-cash accretion expense, which results in a metric that is consistent with how management will review performance going forward. Management believes accretion expense does not directly reflect our ongoing operating performance.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus the early extinguishment of lease liability related to the acquisition of the Excellence vessel, the non-cash write-off of deferred financing costs related to our prior credit agreement, and restructuring, transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight on profitability excluding the impact of non-recurring charges related to our IPO.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA and Adjusted Net Income because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA and Adjusted Net Income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. These measures have limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA and Adjusted Net Income may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, each of Adjusted EBITDA and Adjusted Net Income has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2022, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: customers’ contract termination rights or failure to perform their contractual obligations; risks and technical complexities inherent in operating the Company’s floating storage and regasification units (“FSRUs”) and other infrastructure assets; unforeseen delays, cancellations, expenses or other complications in developing the Company’s projects; regasification terminal or other facility failures; the Company’s need for substantial capital expenditures to maintain or replace FSRUs, terminals or other associated assets; reliance on third parties, including engineering, procurement and construction contractors; officer and crew shortages; the Company’s ability to maintain customer and supplier relationships and to source new suppliers; the Company’s ability to connect with third-party infrastructure; the Company’s ability to purchase or receive delivery of sufficient quantities of liquified natural gas (“LNG”) to satisfy contractual obligations and exposure to commodity price risk; changes in the demand for and price of LNG; the competitive market for LNG regasification services and fluctuations in hire rates for FSRUs; community and political group resistance to existing and new LNG and natural gas infrastructure due to concerns about the environment, safety and terrorism; access to financing sources on favorable terms; the Company’s debt level and finance lease liabilities that could limit its flexibility to obtain additional financing or refinance existing debt; catastrophic events, political tensions, conflicts and wars (such as the ongoing Russia-Ukraine war), health crises and pandemics; volatility of the global financial markets and uncertain economic conditions, including the impact of increased inflation and related governmental monetary policies; our ability to pay dividends on our Class A common stock; and the other risks, uncertainties and other factors identified in the Company’s filings with the SEC. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including the Russia-Ukraine war, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	June 30,	March 31,	June 30,
	2023	2023	2022
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$125,462	$118,577	$110,072
Gas sales	306,910	92,479	512,857
Total revenues	432,372	211,056	622,929
Operating expenses
Cost of revenue and vessel operating expenses	48,664	58,792	58,673
Direct cost of gas sales	277,693	55,185	485,023
Depreciation and amortization	30,772	25,193	24,296
Selling, general and administrative expenses	21,563	22,317	13,064
Restructuring, transition and transaction expenses	—	—	2,582
Total operating expenses	378,692	161,487	583,638
Operating income	53,680	49,569	39,291
Other income (expense)
Interest expense	(13,479)	(11,955)	(7,800)
Interest expense – related party	(3,593)	(3,592)	(5,493)
Earnings from equity method investment	392	416	732
Early extinguishment of lease liability on vessel acquisition	—	—	(21,834)
Other income (expense), net	2,268	3,904	(1,086)
Income before income taxes	39,268	38,342	3,810
Provision for income taxes	(9,712)	(7,603)	(7,800)
Net income (loss)	29,556	30,739	(3,990)
Less net income (loss) attributable to non-controlling interest	23,588	23,895	(831)
Less net loss attributable to non-controlling interest – ENE Onshore	—	—	(181)
Less pre-IPO net loss attributable to EELP	—	—	(947)
Net income (loss) attributable to shareholders	$5,968	$6,844	$(2,031)

Net income (loss) per common share – basic	$0.23	$0.26	$(0.08)
Net income (loss) per common share – diluted	$0.23	$0.26	$(0.08)
Weighted average shares outstanding – basic	26,254,167	26,254,167	26,254,167
Weighted average shares outstanding – diluted	26,266,312	26,269,862	26,254,167

Excelerate Energy, Inc.

Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$462,001	$516,659
Current portion of restricted cash	2,638	2,614
Accounts receivable, net	145,608	82,289
Inventories	28,072	173,603
Current portion of net investments in sales-type leases	13,980	13,344
Other current assets	36,629	35,026
Total current assets	688,928	823,535
Restricted cash	19,482	18,698
Property and equipment, net	1,685,705	1,455,683
Operating lease right-of-use assets	10,252	78,611
Net investments in sales-type leases	392,007	399,564
Investment in equity method investee	25,096	24,522
Deferred tax assets, net	37,741	39,867
Other assets	40,681	26,342
Total assets	$2,899,892	$2,866,822
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$46,991	$96,824
Accrued liabilities and other liabilities	59,710	66,888
Current portion of deferred revenue	21,972	144,807
Current portion of long-term debt	29,507	20,913
Current portion of long-term debt – related party	8,003	7,661
Current portion of operating lease liabilities	5,982	33,612
Current portion of finance lease liabilities	21,408	20,804
Total current liabilities	193,573	391,509
Derivative liabilities	598	—
Long-term debt, net	420,310	193,396
Long-term debt, net – related party	176,345	180,772
Operating lease liabilities	5,316	48,373
Finance lease liabilities	200,276	210,354
TRA liability	72,951	72,951
Asset retirement obligations	40,800	39,823
Long-term deferred revenue	35,007	32,947
Total liabilities	$1,145,176	$1,170,125
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 26,254,167 shares issued and outstanding as of June 30, 2023 and December 31, 2022)	$26	$26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of June 30, 2023 and December 31, 2022)	82	82
Additional paid-in capital	465,067	464,721
Retained earnings	23,489	12,009
Accumulated other comprehensive income	1,257	515
Non-controlling interest	1,264,795	1,219,344
Total equity	$1,754,716	$1,696,697
Total liabilities and equity	$2,899,892	$2,866,822

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities	(In thousands)
Net income	60,295	$8,854
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	55,965	48,039
Amortization of operating lease right-of-use assets	9,674	15,447
ARO accretion expense	877	738
Amortization of debt issuance costs	3,983	620
Deferred income taxes	1,980	(5,552)
Share of net earnings in equity method investee	(808)	(1,510)
Distributions from equity method investee	—	2,700
Long-term incentive compensation expense	1,431	270
Early extinguishment of lease liability on vessel acquisition	—	21,834
Non-cash restructuring expense	—	1,574
(Gain)/loss on non-cash items	1,747	—
Changes in operating assets and liabilities:
Accounts receivable	(67,420)	76,399
Inventories	144,529	40,028
Other current assets and other assets	(13,889)	(2,302)
Accounts payable and accrued liabilities	(50,251)	(211,287)
Derivative liabilities	193	1,295
Current portion of deferred revenue	(122,835)	(1,669)
Net investments in sales-type leases	6,921	5,790
Operating lease assets and liabilities	(9,973)	(14,040)
Other long-term liabilities	2,060	3,273
Net cash provided by (used in) operating activities	$24,479	$(9,499)
Cash flows from investing activities
Purchases of property and equipment	(292,788)	(42,030)
Sales of property and equipment	4,101	—
Net cash used in investing activities	$(288,687)	$(42,030)
Cash flows from financing activities
Proceeds from issuance of common stock, net	—	412,183
Proceeds from long-term debt – related party	—	649,400
Repayments of long-term debt – related party	(4,085)	(648,126)
Repayments of long-term debt	(10,925)	(9,561)
Proceeds from revolving credit facility	—	140,000
Repayments of revolving credit facility	—	(140,000)
Proceeds from Term Loan Facility	250,000	—
Payment of debt issuance costs	(7,018)	(5,512)
Collections of related party note receivables	—	6,600
Settlement of finance lease liability – related party	—	(25,000)
Principal payments under finance lease liabilities	(10,752)	(10,806)
Principal payments under finance lease liabilities – related party	—	(2,912)
Dividends paid	(1,313)	—
Distributions	(6,101)	—
Minority owner contribution – Albania Power Project	657	—
Net cash provided by financing activities	$210,463	$366,266

Effect of exchange rate on cash, cash equivalents, and restricted cash	(105)	—

Net increase (decrease) in cash, cash equivalents and restricted cash	(53,850)	314,737

Cash, cash equivalents and restricted cash
Beginning of period	$537,971	$90,964
End of period	$484,121	$405,701

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the period indicated.

	For the three months ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(In thousands)
FSRU and terminal services revenues	$125,462	$118,577	$110,072
Gas sales revenues	306,910	92,479	512,857
Cost of revenue and vessel operating expenses	(48,664)	(58,792)	(58,673)
Direct cost of gas sales	(277,693)	(55,185)	(485,023)
Depreciation and amortization expense	(30,772)	(25,193)	(24,296)
Gross Margin	$75,243	$71,886	$54,937
Depreciation and amortization expense	30,772	25,193	24,296
Adjusted Gross Margin	$106,015	$97,079	$79,233

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(In thousands)
Net income (loss)	$29,556	$30,739	$(3,990)
Interest expense	17,072	15,547	13,293
Provision for income taxes	9,712	7,603	7,800
Depreciation and amortization expense	30,772	25,193	24,296
Accretion expense	441	436	371
Long-term incentive compensation expense	1,074	357	270
Early extinguishment of lease liability on vessel acquisition	—	—	21,834
Restructuring, transition and transaction expenses	—	—	2,582
Adjusted EBITDA	$88,627	$79,875	$66,456

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(In thousands)
Net income	$29,556	$30,739	$(3,990)
Add back (deduct):
Restructuring, transition and transaction expenses	—	—	2,582
Early extinguishment of lease liability on vessel acquisition	—	—	21,834
Non-cash debt issuance costs	—	1,990	—
Adjusted net income	$29,556	$32,729	$20,426

	2023E	2023E
(In millions)	Low Case	High Case
Income before income taxes	$134	$154
Interest expense	70	65
Depreciation and amortization expense	116	111
Long-term incentive compensation expense	3	4
Accretion expense	2	1
Adjusted EBITDA	325	335

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.